For Immediate Release
---------------------

                   iCAD ANNOUNCES $8,425,000 PRIVATE PLACEMENT

  FINANCING WILL REDUCE DEBT, ELIMINATE CERTAIN CONVERSION RIGHTS, AND PROVIDE
         WORKING CAPITAL RESERVES TO SUPPORT AGGRESSIVE GROWTH STRATEGY


NASHUA, New Hampshire, December 15, 2004 -- iCAD, Inc. (Nasdaq: ICAD), which designs, develops and markets Computer Aided Detection (CAD) imaging technology and systems for the early detection of breast cancer and other medical applications, today announced that an aggregate of 1,166,666 shares of the Company's common stock (the "Shares"), along with five-year warrants (the "Warrants") to purchase 583,333 shares of common stock, have been sold to three institutional and accredited investors for a total price of $5,250,000. Each Warrant allows the warrant holder to purchase one share of the Company's common stock at an exercise price of $5.50 per share. The Company has agreed to register the Shares and the shares of common stock underlying the Warrants with the Securities and Exchange Commission. iCAD has also received commitments from an additional limited number of institutional and accredited investors for up to $3,175,000 of additional equity financing on the same terms, and expects to close upon such commitments upon receipt of the funds.


iCAD expects to use approximately $3.3 million of the proceeds from this private placement to reduce borrowings under a line of credit with the Company's Chairman (the "Line of Credit") and an additional $625,000 to reduce accrued interest and related obligations. This transaction will reduce the Company's annual interest expense by approximately $240,000 and lower the amount of common stock issuable under conversion rights associated with the Line of Credit by approximately 1.3 million shares.


"This financing will allow us to reduce our credit line borrowings, reduce interest expenses, and enhance the liquidity of iCAD's balance sheet," stated W. Scott Parr, President and CEO of iCAD, Inc. "Any dilution associated with the financing will be largely offset by the reduction in potential dilution associated with the paydown of our convertible line of credit."


"We believe this transaction will play a key role in positioning iCAD for significant growth in coming years," concluded Mr. Parr.


ABOUT iCAD, INC.


Early detection of breast cancer saves lives. Computer-aided detection from iCAD, Inc. can detect 23% of breast cancers an average of 14 months earlier than screening mammography alone. iCAD offers the fastest CAD system available, the only system to look for breast asymmetries as potential indicators of breast cancer, and the most effective system available to detect breast masses.

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iCAD offers the only CAD system designed on a relational database platform, which can improve productivity and reduce operating and capital costs at women's health centers by offering computer aided detection as an integrated or integration-ready part of current or anticipated informatics systems, digital imaging resources, and workflows. In January 2002, the Company received approval from the U.S. Food and Drug Administration (FDA) to market its computer aided detection systems in the United States.


iCAD, the only vertically integrated company in its market, also manufactures medical film digitizers for a variety of medical imaging and other applications. The Company is headquartered in Nashua, New Hampshire and its common stock is listed on The Nasdaq Stock Market under the symbol "ICAD". More information on iCAD's products can be found at www.icadmed.com .

                "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence, increased competition, customer concentration and other risks detailed in the Company's other filings with the Securities and Exchange Commission. The words "believe", "demonstrate", "intend", "expect", "estimate", "anticipate", "likely", and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release.

  For more information on iCAD, Inc., contact, Kevin McGrath at (212) 245-4577 or via email at kevin@cameronassoc.com






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